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                                                                     EXHIBIT 5.1

                          (VINSON & ELKINS LETTERHEAD)

                                October 10, 1994


Marine Drilling Companies, Inc.
14141 Southwest Freeway, Suite 2500
Sugar Land, Texas  77478

Gentlemen:

         We are acting as counsel for Marine Drilling Companies, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), together with the Prospectus included therein, filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, the offer and sale of 1,056,000 shares of Common Stock (the "Shares"). The Shares are to be sold by M/V Enterprise Limited Partnership, a Louisiana limited partnership (the "Selling Stockholder"), which will acquire them from the Company as part of the purchase price to be paid by the Company for a certain offshore jack-up drilling rig. Capitalized terms used but not defined herein have the meanings given such terms in the Registration Statement.

         Before rendering our opinions, we examined such corporate records of the Company, resolutions of its Board of Directors and certificates, instruments and other documents, and we reviewed such questions of law, as we considered appropriate for purposes of our opinions.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when certificates therefor shall have been duly authenticated and delivered against payment therefor as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the statements with respect to us under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not admit that we are within the class of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,



                                               Vinson & Elkins L.L.P.